Exhibit 21

 SUBSIDIARIES OF FORD MOTOR COMPANY AS OF FEBRUARY 11, 2013*

Organization	Jurisdiction
Ford Asia Pacific Automotive Holdings Ltd.	Mauritius
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Nederland B.V.	The Netherlands
Ford Component Sales, L.L.C.	Delaware, U.S.A.
Ford Espana S.L.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Ford Motor Company (Austria) GmbH	Austria
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford VHC AB	Sweden
Ford Argentina S.C.A.	Argentina
Ford Motor Company Brasil Ltda.	Brazil
Ford Motor de Venezuela, S.A.	Venezuela
Ford Global Treasury, Inc.	Delaware, U.S.A.
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company LLC	Delaware, U.S.A.
Ford Automotive Finance (China) Limited	China
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Ford Credit Canada Limited	Canada
Canadian Road Holdings Company	Canada
Canadian Road Leasing Company	Canada
Ford Motor Land Development Corporation	Delaware, U.S.A.
Ford India Private Limited	India
Ford International Capital LLC	Delaware, U.S.A.
Blue Oval Holdings	England
Ford International Liquidity Management Limited	England
Ford Motor Company Limited	England
Ford Retail Group Limited	England
Ford Sales & Service (Thailand) Co., Ltd.	Thailand

SUBSIDIARIES (Continued)

	Organization	Jurisdiction
	Ford Investment Partnership	Michigan, U.S.A.
	Ford Mexico Holdings, Inc.	Delaware, U.S.A.
	Ford Motor Mexicana, S. de R.L. de C.V.	Mexico
	Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor (China) Ltd.		China
	Ford Motor Company of Australia Limited	Australia
	Ford Motor Company of Canada, Limited	Ontario, Canada
	FLH Holding, Inc.	Ontario, Canada
	Ford Lio Ho Motor Company Ltd.	Taiwan
	Ford Motor Company of Southern Africa (Pty) Limited	South Africa
	Ford Motor Company (Switzerland) S.A.	Switzerland
	Ford Motor Service Company	Michigan, U.S.A.
	Ford Trading Company, LLC	Delaware, U.S.A.
	Volvo Car Holding Germany GmbH	Germany
	Volvo Auto Bank Deutschland GmbH	Germany

130	Other U.S. Subsidiaries
160	Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.